Exhibit 99.1

January 31, 2018

Press Release

Source:	Farmers National Banc Corp. Kevin J. Helmick, President and CEO 20 South Broad Street, P.O. Box 555 Canfield, OH 44406 330.533.3341 Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2017 FOURTH QUARTER FINANCIAL RESULTS

•	Record net income for 2017 of $22.7 million, 10.5% higher than 2016 net income of $20.6 million.
•	140 consecutive quarters of profitability
•	10.5% loan growth since December 31, 2016
•	Return on average assets was 1.09%
•	Return on average equity 9.92%, for the year ended December 31, 2017
•	Non-performing assets to total assets remain at low levels, 0.36% at December 31, 2017

CANFIELD, Ohio (January 31, 2018) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and twelve months ended December 31, 2017.

Net income for the three months ended December 31, 2017 was $5.2 million, or $0.19 per diluted share, which compares to $5.4 million, or $0.20 per diluted share, for the three months ended December 31, 2016 and $6.0 million or $0.22 per diluted share for the linked quarter. Excluding a $1.8 million adjustment of the net deferred tax asset resulting from the Tax Cuts and Jobs Act that became law in December 2017, offset by tax equated, net acquisition-related adjustments of $48 thousand, net income for the three month period ended December 31, 2017 would have been $7.0 million.

Annualized return on average assets and return on average equity were 0.96% and 8.60%, respectively, for the three month period ending December 31, 2017, compared to 1.08% and 9.74% for the same three month period in 2016, and 1.12% and 10.15% for the linked quarter. Excluding the net deferred tax asset adjustment and the acquisition-related adjustments, the annualized return on average assets and annualized return on average equity for the fourth quarter of 2017 would have been 1.29% and 11.56%, respectively. Farmers’ return on average tangible equity (Non-GAAP) was 10.69% for the quarter ended December 31, 2017 compared to 12.34% for the same quarter in 2016 and 12.69% for the linked quarter. Excluding the acquisition expenses and the deferred tax asset adjustment the return on average tangible equity would have been 14.25%.

Net income for the year ended December 31, 2017 was $22.7 million, or $0.82 per diluted share, compared to $20.6 million or $0.76 per diluted share for 2016. Return on average assets and return on average equity were 1.09% and 9.92%, respectively, for the year ending December 31, 2017, compared to 1.07% and 9.72% for 2016. Excluding the net deferred tax asset adjustment and the acquisition-related adjustments, net income for the twelve month period ended December 31, 2017 would have been $24.8 million or $0.90 per diluted share, and the return on average assets and return on average equity would have been 1.19% and 10.83%, while the return on average tangible equity would have been 13.48%.

On December 22, 2017, H.R.1, known as the “Tax Cuts and Jobs Act,” was signed into law. H.R.1, among other things, reduces the corporate income tax rate to 21%, effective January 1, 2018. As a result of passage of the new tax law, Farmers completed a revaluation of its net deferred tax assets. The Company’s deferred tax assets, net of deferred tax liabilities, represent corporate tax benefits anticipated to be realized in the future. The reduction in the federal corporate tax rate, effective January 1, 2018, reduces these benefits. Farmers determined that its net deferred tax assets would be reduced by approximately $1.8 million in the fourth quarter of 2017, representing an impact on earnings per share of approximately $0.06 per diluted share based fourth quarter weighted average diluted shares outstanding of approximately 27.5 million.

Farmers National Bank has expanded the Commercial Lending Team and its footprint with the addition of three new hires at a new office located in Beachwood, Ohio, a high net-worth marketplace. The Beachwood office is comprised of a Commercial Lending Team Leader and Market President, a Senior Commercial Relationship Manager and a Vice President, Senior Commercial Relationship Manager. Management believes this new expansion will enhance its lending presence in Northeastern Ohio.

Kevin J. Helmick, President and CEO, stated, “We are happy to report a record year in net income for Farmers, and we are excited about our success and entrance into expanded markets and remain focused on our strategic growth plan which has paved the way for the company to exceed $2 billion in assets in 2017. We continue to be encouraged by our loan growth, which has increased 10.5% during the past twelve months, and our 3.5% increase in noninterest income on a year over year basis.”

2017 Fourth Quarter Financial Highlights

•	Loan growth

Total loans were $1.58 billion at December 31, 2017, compared to $1.43 billion at December 31, 2016, representing an increase of 10.5%. The increase in loans is a result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred mainly in the commercial real estate, residential real estate and agricultural loan categories. Loans now comprise 77.7% of the Bank’s average earning assets for the year ended December 31, 2017, an improvement compared to 76.3% for the same period in 2016. This improvement, along with the growth in earning assets, has resulted in a 10.7% increase in tax equated loan income from 2016 to 2017.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently 0.36%. Early stage delinquencies, which are loans 30 – 89 days delinquent, also continue to remain at low levels, at $10.2 million, or 0.65% of total loans, at December 31, 2017. Net charge-offs for the current quarter were $189 thousand, compared to $656 thousand in the same quarter in 2016 and total net charge-offs as a percentage of average net loans outstanding was only 0.05% for the quarter ended December 31, 2017. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended December 31, 2017 was 3.98%, a 3 basis points increase from the quarter ended December 31, 2016. In comparing the fourth quarter of 2017 to the same period in 2016, asset yields increased 17 basis points, while the cost of interest-bearing liabilities increased 20 basis points. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the previous mergers, which increased the net interest margin by 3 and 7 basis points for the quarters ended December 31, 2017 and 2016, respectively.

•	Noninterest income

Noninterest income decreased slightly to $6.05 million for the quarter ended December 31, 2017 compared to $6.08 million in 2016. Trust fees increased $140 thousand or 9.5% in the current year’s quarter compared to the same quarter in 2016, and debit card interchange fees also increased $108 thousand or 15%. These increases were offset by a decrease in other operating income of $258 thousand and a decrease in investment commissions of $50 thousand.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the fourth quarter of 2017 increased to $15.4 million compared to $15 million in the same quarter in 2016, primarily as a result of increases in salaries and employee benefits of $449 thousand, merger related costs of $433 thousand and advertising expense of $320 thousand. These increases were offset by decreases in other operating expenses of $459 thousand, occupancy and equipment expense of $220 thousand and professional fees of $160 thousand. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.01% in the fourth quarter of 2016 to 2.83% in the fourth quarter of 2017.

•	Efficiency ratio

The efficiency ratio for the quarter ended December 31, 2017 improved to 59.1% compared to 60.4% for the same quarter in 2016. The main factors leading to this improvement were the increase in net interest income and the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2018 Outlook

Mr. Helmick added, “We are pleased by the improvement in our financial results for 2017. As we look forward to 2018, we continue to focus our energy on the seamless integration of our newly acquired bank and customers and we remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.2 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, Holmes and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates four trust offices and offers services in the same geographic markets, and National Associates, Inc. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activity expenses and adjustments to the net deferred tax asset resulting from the Tax Cuts and Jobs Act, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31 2016	Percent Change
Total interest income	$21,084	$20,551	$20,042	$18,850	$18,469	$80,527	$72,498	11.1%
Total interest expense	2,017	1,876	1,669	1,319	1,178	6,881	4,378	57.2%

Net interest income	19,067	18,675	18,373	17,531	17,291	73,646	68,120	8.1%
Provision for loan losses	400	950	950	1,050	990	3,350	3,870	-13.4%
Noninterest income	6,051	6,058	6,055	5,887	6,076	24,051	23,244	3.5%
Acquisition related costs	88	270	104	62	19	524	563	-6.9%
Other expense	15,311	15,521	15,660	14,551	14,981	61,043	58,889	3.7%

Income before income taxes	9,319	7,992	7,714	7,755	7,377	32,780	28,042	16.9%
Income taxes	4,084	2,009	2,004	1,972	2,014	10,069	7,485	34.5%

Net income	$5,235	$5,983	$5,710	$5,783	$5,363	$22,711	$20,557	10.5%

Average shares outstanding	27,941	27,654	27,337	27,278	27,216	27,568	27,000
Basic and diluted earnings per share	0.19	0.22	0.21	0.21	0.20	0.82	0.76
Cash dividends	1,653	1,653	1,353	1,353	1,082	6,012	4,326
Cash dividends per share	0.06	0.06	0.05	0.05	0.04	0.22	0.16

Performance Ratios
Net Interest Margin (Annualized)	3.98%	3.96%	4.05%	4.01%	3.95%	3.99%	4.01%
Efficiency Ratio (Tax equivalent basis)	59.13%	59.93%	60.79%	58.79%	60.37%	59.66%	61.59%
Return on Average Assets (Annualized)	0.96%	1.12%	1.11%	1.17%	1.08%	1.09%	1.07%
Return on Average Equity (Annualized)	8.60%	10.15%	10.25%	10.87%	9.74%	9.92%	9.72%
Dividends to Net Income	31.58%	27.63%	23.70%	23.40%	20.18%	26.47%	21.04%

Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	0.99%	1.15%	1.14%	1.18%	1.11%	1.11%	1.09%
Return on Average Tangible Equity	10.69%	12.69%	12.77%	13.54%	12.34%	12.36%	12.30%

Return on Average Tangible Equity excluding acquisition costs and deferred tax asset adjustments	14.25%	13.09%	12.98%	13.65%	12.37%	13.48%	12.55%

Consolidated Statements of Financial Condition

	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
Assets
Cash and cash equivalents	$57,614	$84,006	$64,640	$61,251	$41,778
Securities available for sale	393,331	395,235	391,628	377,072	369,995
Loans held for sale	272	502	583	1,098	355
Loans	1,577,381	1,551,437	1,505,273	1,461,461	1,427,635
Less allowance for loan losses	12,315	12,104	11,746	11,319	10,852

Net Loans	1,565,066	1,539,333	1,493,527	1,450,142	1,416,783

Other assets	142,786	142,949	135,286	136,924	137,202

Total Assets	$2,159,069	$2,162,025	$2,085,664	$2,026,487	$1,966,113

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$412,346	$413,991	$387,596	$374,399	$366,870
Interest-bearing	1,192,373	1,195,533	1,153,407	1,165,821	1,157,886

Total deposits	1,604,719	1,609,524	1,541,003	1,540,220	1,524,756
Other interest-bearing liabilities	296,559	295,270	298,827	245,069	213,496
Other liabilities	15,717	19,348	19,147	23,136	14,645

Total liabilities	1,916,995	1,924,142	1,858,977	1,808,425	1,752,897
Stockholders’ Equity	242,074	237,883	226,687	218,062	213,216

Total Liabilities and Stockholders’ Equity	$2,159,069	$2,162,025	$2,085,664	$2,026,487	$1,966,113

Period-end shares outstanding	27,544	27,544	27,067	27,067	27,048
Book value per share	$8.79	$8.64	$8.38	$8.06	$7.88
Tangible book value per share (Non-GAAP)*	7.14	6.98	6.73	6.40	6.21

* Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.85%	12.00%	11.80%	11.75%	11.69%
Total Risk Based Capital Ratio (a)	12.58%	12.86%	12.67%	12.61%	12.53%
Tier 1 Risk Based Capital Ratio (a)	11.85%	12.13%	11.93%	11.89%	11.83%
Tier 1 Leverage Ratio (a)	9.39%	9.70%	9.47%	9.47%	9.41%
Equity to Asset Ratio	11.21%	11.00%	10.87%	10.76%	10.84%
Tangible Common Equity Ratio	9.31%	9.08%	8.93%	8.74%	8.75%
Net Loans to Assets	72.49%	71.20%	71.61%	71.56%	72.06%
Loans to Deposits	98.30%	96.39%	97.68%	94.89%	93.63%

Asset Quality
Non-performing loans	$7,695	$6,900	$6,355	$6,553	$8,170
Other Real Estate Owned	171	219	236	318	482
Non-performing assets	7,866	7,119	6,591	6,871	8,652
Loans 30 – 89 days delinquent	10,191	8,680	7,052	8,258	12,747
Charged-off loans	809	809	725	943	841
Recoveries	620	217	202	360	185
Net Charge-offs	189	592	523	583	656
Annualized Net Charge-offs to Average Net Loans Outstanding	0.05%	0.16%	0.14%	0.16%	0.20%
Allowance for Loan Losses to Total Loans	0.78%	0.78%	0.78%	0.77%	0.76%
Non-performing Loans to Total Loans	0.49%	0.44%	0.42%	0.45%	0.57%
Allowance to Non-performing Loans	160.04%	175.42%	184.83%	172.73%	132.83%
Non-performing Assets to Total Assets	0.36%	0.33%	0.32%	0.34%	0.44%

(a)	December 31, 2017 ratio is estimated

Reconciliation of Total Assets to Tangible Assets

						For the Twelve Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31 2016
Total Assets	$2,159,069	$2,162,025	$2,085,664	$2,026,487	$1,966,113	$2,159,069	$1,966,113
Less Goodwill and other intangibles	45,369	45,755	44,425	44,789	45,154	45,369	45,154

Tangible Assets	$2,113,700	$2,116,270	$2,041,239	$1,981,698	$1,920,959	$2,113,700	$1,920,959

Average Assets	2,158,895	2,118,170	2,055,758	2,001,084	1,977,589	2,082,447	1,924,914
Less average Goodwill and other intangibles	45,622	45,263	44,665	45,028	45,173	45,146	44,284

Average Tangible Assets	$2,113,273	$2,072,907	$2,011,093	$1,956,056	$1,932,416	$2,037,301	$1,880,630

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

						For the Twelve Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31 2016
Stockholders’ Equity	$242,074	$237,883	$226,687	$218,062	$213,216	$242,074	$213,216
Less Goodwill and other intangibles	45,369	45,755	44,425	44,789	45,154	45,369	45,154

Tangible Common Equity	$196,705	$192,128	$182,262	$173,273	$168,062	$196,705	$168,062

Average Stockholders’ Equity	241,554	233,843	223,544	215,819	219,028	228,963	211,408
Less Average Goodwill and other intangibles	45,622	45,263	44,665	45,028	45,173	45,146	44,284

Average Tangible Common Equity	$195,932	$188,580	$178,879	$170,791	$173,855	$183,817	$167,124

Reconciliation of Net Income, Excluding Acquisition Related Costs and Deferred Tax Asset Adjustments

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31 2016
Net income	$5,235	$5,983	$5,710	$5,783	$5,363	$22,711	$20,557
Acquisition related costs – tax equated	(48)	190	94	47	15	283	412
Deferred tax asset adjustments	1,793	0	0	0	0	1,793	0

Net income – Adjusted	$6,980	$6,173	$5,804	$5,830	$5,378	$24,787	$20,969

Average shares outstanding	27,941	27,654	27,337	27,278	27,216	27,568	27,000
EPS excluding acquisition costs and deferred tax asset adjustments	$0.25	$0.22	$0.21	$0.21	$0.20	$0.90	$0.78

Reconciliation of Return on Average Assets and Average Equity, Excluding Acquisition Costs and Deferred Tax Asset Adjustments

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31 2016
ROA excluding acquisition costs and deferred tax asset adjustments (b)	1.29%	1.17%	1.13%	1.17%	1.09%	1.19%	1.09%
ROE excluding acquisition costs and deferred tax asset adjustments (c)	11.56%	10.56%	10.39%	10.81%	9.82%	10.83%	9.92%

(b)	Net income – adjusted divided by average assets

(c)	Net income – adjusted divided by average equity

	For the Three Months Ended
End of Period Loan Balances	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
Commercial real estate	$513,708	$500,426	$476,844	$456,917	$446,975
Commercial	220,440	218,946	215,676	208,913	204,771
Residential real estate	469,442	459,702	445,991	441,593	430,674
Consumer	207,851	213,918	220,454	216,648	212,836
Agricultural loans	163,081	155,336	142,687	133,868	128,981

Total, excluding net deferred loan costs	$1,574,522	$1,548,328	$1,501,652	$1,457,939	$1,424,237

	For the Three Months Ended
Noninterest Income	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
Service charges on deposit accounts	$1,060	$1,077	$989	$951	$1,031
Bank owned life insurance income	246	193	191	201	208
Trust fees	1,622	1,608	1,523	1,678	1,482
Insurance agency commissions	530	531	672	674	559
Security gains	5	0	(14)	13	1
Retirement plan consulting fees	465	480	399	513	444
Investment commissions	260	184	253	222	310
Net gains on sale of loans	810	758	891	607	838
Debit card and EFT fees	830	770	836	653	722
Other operating income	223	457	315	375	481

Total Noninterest Income	$6,051	$6,058	$6,055	$5,887	$6,076

	For the Three Months Ended
Noninterest Expense	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
Salaries and employee benefits	$8,697	$8,922	$8,853	$8,287	$8,248
Occupancy and equipment	1,528	1,546	1,631	1,587	1,748
State and local taxes	386	436	424	417	363
Professional fees	643	726	775	747	803
Merger related costs	452	270	104	62	19
Litigation settlement expense	0	0	155	0	0
Advertising	561	405	317	244	241
FDIC insurance	165	235	234	235	199
Intangible amortization	386	379	364	365	368
Core processing charges	806	702	717	655	743
Telephone and data	241	249	242	241	275
Other operating expenses	1,534	1,921	1,948	1,773	1,993

Total Noninterest Expense	$15,399	$15,791	$15,764	$14,613	$15,000

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,546,368	$18,411	4.72%	$1,397,289	$16,328	4.65%
Taxable securities	210,913	1,245	2.34	223,731	1,173	2.09
Tax-exempt securities (2)	180,539	1,976	4.34	140,113	1,483	4.21
Equity securities	10,516	163	6.15	9,644	112	4.62
Federal funds sold and other	36,661	123	1.33	37,473	47	0.50

Total earning assets	1,984,997	21,918	4.38	1,808,250	19,143	4.21
Nonearning assets	173,898			169,339

Total assets	$2,158,895			$1,977,589

INTEREST-BEARING LIABILITIES
Time deposits	$255,414	$732	1.14%	$240,415	$463	0.77%
Savings deposits	512,034	186	0.14	537,292	184	0.14
Demand deposits	429,603	359	0.33	364,443	215	0.23
Short term borrowings	282,026	695	0.98	206,852	204	0.39
Long term borrowings	7,684	45	2.32	17,403	111	2.54

Total interest-bearing liabilities	$1,486,761	2,017	0.54	$1,366,405	1,177	0.34

NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS’ EQUITY
Demand deposits	414,719			376,463
Other liabilities	15,861			15,693
Stockholders’ equity	241,554			219,028

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,158,895			$1,977,589

Net interest income and interest rate spread		$19,901	3.84%		$17,966	3.87%

Net interest margin			3.98%			3.95%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)	For 2017, adjustments of $148 thousand and $686 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2016, adjustments of $160 thousand and $531 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.

	Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,493,550	$70,573	4.73%	$1,344,308	$63,757	4.74%
Taxable securities	213,634	4,899	2.29	240,087	5,058	2.11
Tax-exempt securities	167,824	7,293	4.35	132,550	5,581	4.21
Equity securities (2)	10,285	537	5.22	9,613	515	5.36
Federal funds sold and other	37,880	394	1.04	34,579	166	0.48

Total earning assets	1,923,173	83,696	4.35	1,761,137	75,077	4.26
Nonearning assets	159,274			163,777
Total assets	$2,082,447			$1,924,914

INTEREST-BEARING LIABILITIES
Time deposits	$242,650	$2,565	1.06%	$245,384	$1,834	0.75%
Savings deposits	521,099	728	0.14	540,626	685	0.13
Demand deposits	405,062	1,197	0.30	333,712	701	0.21
Short term borrowings	270,949	2,167	0.80	211,713	689	0.33
Long term borrowings	9,739	224	2.30	19,886	468	2.35

Total interest-bearing liabilities	$1,449,499	6,881	0.47	$1,351,321	4,377	0.32

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$390,230			$348,003
Other liabilities	13,755			14,182
Stockholders’ equity	228,963			211,408

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,082,447			$1,924,914

Net interest income and interest rate spread		$76,815	3.88%		$70,700	3.94%

Net interest margin			3.99%			4.01%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)	For 2017, adjustments of $639 thousand and $2.5 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2016, adjustments of $648 thousand and $1.9 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.